Exhibit 5


                      [Letterhead of Debevoise & Plimpton]

                                                               December 15, 1997

Phelps Dodge Corporation
2600 North Central Avenue
Phoenix, AZ  85004

Dear Sirs:

                  We have acted as counsel to Phelps Dodge Corporation, a New York corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of 100,000 shares of Common Stock relating to the Deferred Compensation Plan for the Directors of Phelps Dodge Corporation and the Phelps Dodge Corporation Amended and Restated Directors Stock Unit Plan (the "Plans").

                  We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In rendering such opinion, we have assumed that grants of Common Stock subject to restrictions on transferability pursuant to the Plans will be made only for past services to the Company having an aggregate value not less than the aggregate par value of the Common Stock so granted.

                  Based on the foregoing, we are of the opinion that authorized but not previously issued shares of Common Stock which may be issued under the Plans have been duly authorized and when issued in accordance with the terms of the Plans will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                                     /s/ Debevoise & Plimpton